EXHIBIT 10.1


                         FORM OF UNIONBANCAL CORPORATION
                           PERFORMANCE SHARE AGREEMENT


This Agreement is made as of January 1, 2006, (the "Award Date"), between UNIONBANCAL CORPORATION (the "Company" or "UNBC") and ___________________ ("Participant").

                                   WITNESSETH:

WHEREAS, the Company has adopted the 1997 UnionBanCal Corporation Performance Share Plan, as amended and restated (the "Plan") authorizing the grant of Target Awards of Performance Shares to eligible individuals in connection with the performance of services for the Company and its Subsidiaries (as defined in the Plan). The Plan, including the definition of terms, is incorporated in this Agreement by reference and made a part of it. In the event of any conflict among the provisions of the Plan document and this Agreement, the Plan document shall prevail; and

WHEREAS, the Company regards Participant as a valuable contributor to the Company, and has determined that it would be to the advantage and interest of the Company and its shareholders to grant to Participant the Target Award of Performance Shares provided for in this Agreement, subject to performance against certain criteria, as an inducement to remain in the service of the company and as an incentive for increased efforts during such service;

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants herein contained, the parties to this Agreement hereby agree as follows:

1. TARGET AWARD. The Company hereby grants to Participant __________________ Performance Shares for the Performance Cycle extending from JANUARY 1, 2006 THROUGH DECEMBER 31, 2008. Performance Shares are not actual shares of Company stock and, therefore, do not convey any shareholder rights.

2. EARNED AWARD. The number of Performance Shares actually earned will be based on the Company's percentile ranking relative to the Peer Banks for RETURN ON AVERAGE EQUITY, subject to any adjustments that may be made under the provisions of this Agreement or of Section 8 of the Plan, for the years 2006, 2007, and 2008, according to the following table:

              UNBC %ile Ranking                    Multiple of Target
              vs. Peer Banks                       Award Earned

              => 75th %ile                                2X
                 50th %ile                                1X
                 25th %ile                              .25X
               < 25th %ile                                0X

     The number of Performance Shares actually earned may be increased up to 20% (except for Named Executive Officers), or decreased up to 20% at the discretion of the Committee, subject to a maximum Earned Award of two times the Target Award.

     For UNBC percentile ranking between the 75th and 25th percentiles, other than at the 50th percentile, the Committee may interpolate between levels in order to determine the appropriate multiple of the Target Award.


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3.   VALUE AND PAYMENT OF EARNED AWARDS. The value payable to Participant for an
     Earned Award shall equal one share of Company common stock for each Performance Share actually earned. The shares of Company common stock shall be issued pursuant to the Company's Management Stock Plan within 2-1/2 months following the end of the Performance Cycle or credited to the Participant's account as deferred stock units if deferred in accordance with such procedures as the Company may prescribe. The Company shall, to the extent required by law, have the right to deduct from payments the amount of any federal, state or local taxes required by law to be withheld.

4. DESIGNATION OF BENEFICIARIES. On a form provided to the Company, Participant may designate a beneficiary or beneficiaries to receive, in the event of Participant's death, all or part of any amounts to be distributed to Participant under the Plan.

5. EMPLOYEE RIGHTS. Participant may not assign or transfer his or her rights under the Plan except as expressly provided under the Plan. Participation in the Plan does not create a contract of employment, imply or confer any other employment rights, or confer any ownership, security or other rights to Company assets.

6. TERMINATION OF EMPLOYMENT. Termination prior to the end of the Performance Cycle shall result in forfeiture of all opportunity to receive an Earned Award, except as provided below:

     (a) If Participant's employment is terminated at any time after the first nine months of the Performance Cycle (i) under the provisions of the Company's Separation Pay Plan (pursuant to which Participant has executed a release agreement), or (ii) by reason of retirement (defined below) or death, or if Participant becomes entitled to long-term disability benefits under the Union Bank of California Long Term Disability Plan after the first nine months of the Performance Cycle, Participant (or Participant's beneficiary or estate in the event of death) will be eligible to receive an Earned Award equal to the sum of (1) the number of Performance Shares (as a multiple of the Target Award) earned for the years in the Performance Cycle that were completed prior to the termination of employment or disability, plus
          (2) 100% of the Target Award for each of the years in the Performance Cycle that were not completed prior to the termination of employment or disability. For purposes of this Agreement, "retirement" means termination of employment with the Company and its Subsidiaries after attaining age sixty (60) with ten (10) years of service, or age sixty-two (62) with five (5) years of service, with the Company or any of its Subsidiaries.

     (b)  Payment for an Earned Award under Section 6(a) shall be made under
          Section 3, in shares of common stock or deferred stock units credited to the Participant's account, if applicable, within 2-1/2 months following the employment termination date.


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     (c)  If Participant is on a leave of absence from the Company or a
          Subsidiary because of disability, or for the purpose of serving the government of the country in which the principal place of employment of Participant is located, either in a military or civilian capacity, or for such other purpose or reason as the Committee may approve, Participant shall not be deemed during the period of such absence, by virtue of such absence alone, to have terminated employment with the Company or a Subsidiary except as the Committee may otherwise expressly provide.

7. MANDATORY ARBITRATION. Any dispute arising out of or relating to this Agreement, including its meaning or interpretation, shall be resolved solely by arbitration before an arbitrator selected in accordance with the rules of the American Arbitration Association. The location for the arbitration shall be in San Francisco, Los Angeles or San Diego as selected by the Company in good faith. Judgment on the award rendered may be entered in any court having jurisdiction. The party the arbitrator determines is the prevailing party shall be entitled to have the other party pay the expenses of the prevailing party, and in this regard the arbitrator shall have the power to award recovery to such prevailing party of all costs and fees (including attorney fees and a reasonable allocation for the costs of the Company's in-house counsel), administrative fees, arbitrator's fees and court costs, all as determined by the arbitrator. Absent such award of the arbitrator, each party shall pay an equal share of the arbitrator's fees. All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding under this paragraph. The provisions of this paragraph are intended by the Participant and the Company to be exclusive for all purposes and applicable to any and all disputes arising out of or relating to this Agreement. The arbitrator who hears and decides any dispute shall have jurisdiction and authority only to award compensatory damages to make whole a person or entity sustaining foreseeable economic damages, and, shall not have jurisdiction and authority to make any other award of any type, including without limitation, punitive damages, unforeseeable economic damages, damages for pain, suffering or emotional distress, or any other kind or form of damages. The remedy, if any, awarded by the arbitrator shall be the sole and exclusive remedy for any dispute which is subject to arbitration under this paragraph.

8. CALIFORNIA LAW. The Plan and this Agreement shall be construed and enforced according to the laws of the State of California to the extent not preempted by the federal laws of the United States of America.

9. SECTION 409A. Participant acknowledges that Participant's receipt of certain benefits under this Agreement otherwise payable upon the termination of employment may be subject to Section 409A of the Internal Revenue Code or similar laws regulating the payment of deferred compensation ("Section 409A"), which, if applicable, could require a delay in the payment of such benefits for a period of at least six (6) months following separation from service. Participant acknowledges and agrees that should the Company in good faith determine that any such benefits to be provided upon termination to Participant pursuant to this Agreement are subject to Section 409A, the Company may delay the payment of such benefits for at least six (6) months (or such other period as may be applicable), after first notifying Participant of its intention to do so.


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IN WITNESS WHEREOF, the parties hereto have duly executed this Performance Share
Agreement as of the date first above written. The Participant also hereby acknowledges receipt of a copy of the 1997 UnionBanCal Corporation Performance Share Plan, as amended and restated.

UnionBanCal Corporation


By: _____________________________________
    Paul Fearer, Executive Vice President



                              __________________________________________________
                              Participant Signature


                              __________________________________________________
                              Participant Printed Name                Employee #


                              __________________________________________________
                              Social Security Number


                              __________________________________________________
                              Street Address


                              __________________________________________________
                              City                   State              Zip Code


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